Exhibit 99.1

22nd Century Group Appoints James A. Mish to Its Board of Directors

Further enhances the Board’s scientific and commercialization experience supporting key market launches

BUFFALO, N.Y., January 21, 2022 (GLOBE NEWSWIRE) – 22nd Century Group, Inc. (Nasdaq: XXII), a leading agricultural biotechnology company focused on tobacco harm reduction, reduced nicotine tobacco, and improving health and wellness through modern plant science, today announced the appointment of James A. Mish to its Board of Directors (Board). The addition of Mr. Mish, who currently serves as Chief Executive Officer at 22nd Century, significantly enhances the Board’s depth of experience in the commercialization of science-driven consumer products as the Company prepares to launch its first reduced nicotine content tobacco products and commercially modified hemp/cannabis plant lines.

“The Board of Directors is very pleased to appoint Jim to the Board, recognizing his exceptional leadership in developing and executing the business strategy leading to the commercial launches of our Modified Risk Tobacco products as well as our hemp/cannabis lines. Bringing him onto the Board further enhances our direct scientific, manufacturing, and operational experience in these critically important end markets during a transformative time for our Company. His contributions in the board room will also enhance the ongoing development of our strategies and ensure alignment and support for the execution of the strategic initiatives of the Company,” said Nora B. Sullivan, Chairperson of the Board of Directors.

Mr. Mish has served as the Company’s Chief Executive Officer since June 2020. Trained as a chemist, Mr. Mish brings a detailed understanding of molecular, organic and formulation sciences to the Board – particularly in botanical products and consumer product innovation. He also brings deep experience navigating the regulatory matters related to product approvals and clinical trials, particularly with the U.S. Food and Drug Administration (FDA), European Medicines Agency (EMA) and European Food Safety Authority (EFSA).

Prior to joining 22nd Century, Mr. Mish led the private equity carve out of Noramco from Johnson & Johnson/Janssen Pharmaceuticals and the subsequent spinoff of Purisys from Noramco. Mr. Mish served as President and Chief Executive Officer of Purisys, leading its pharmaceutically derived cannabinoid API, ingredients and solutions business, including full-scale commercial production of cannabinoid APIs for various market segments, including pharmaceuticals, medical OTC and consumer packaged goods.

Mr. Mish began his career at multi-national pharmaceutical firm Pfizer in research and development, before holding positions of increasing responsibility at several companies including as President of Ashland Specialty Ingredients - Consumer Specialties, a major division of Ashland Corporation, a premier, global specialty materials company. While at Ashland, he led operations for a wide range of consumer and industrial markets, managing both primary and contract manufacturing operations for Ashland’s personal care, food, beverage & nutrition, and pharmaceutical segments globally. Mr. Mish has also served in senior management roles at multi-national chemical and industrial ingredients firms. In these roles, Mr. Mish was responsible for driving global manufacturing operations to annual revenues in excess of $1 billion.

About 22nd Century Group, Inc.

22nd Century Group, Inc. (Nasdaq: XXII) is a leading agricultural biotechnology company focused on tobacco harm reduction, reduced nicotine tobacco and improving health and wellness through plant science. With dozens of patents allowing it to control nicotine biosynthesis in the tobacco plant, the Company has developed proprietary reduced nicotine content (RNC) tobacco plants and cigarettes, which have become the cornerstone of the FDA’s Comprehensive Plan o address the widespread death and disease caused by smoking. The Company received the first and only FDA MRTP authorization of a combustible cigarette in December 2021. In tobacco, hemp/cannabis, and hop plants, 22nd Century uses modern plant breeding technologies, including genetic engineering, gene-editing, and molecular breeding to deliver solutions for the life science and consumer products industries by creating new, proprietary plants with optimized alkaloid and flavonoid profiles as well as improved yields and valuable agronomic traits.

Learn more at xxiicentury.com, on Twitter @_xxiicentury, and on LinkedIn.

Learn more about VLN® at tryvln.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 11, 2021. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

###

Investor Relations & Media Contact:

Mei Kuo

Director, Communications & Investor Relations

22nd Century Group, Inc.

(716) 300-1221

mkuo@xxiicentury.com

2